UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2015

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 8, 2015, SPX Corporation (“SPX”) announced the timing and additional details regarding SPX’s distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of SPX FLOW, Inc. (the “SPX FLOW Common Stock”) to SPX’s shareholders as a pro rata dividend in a spin-off.  The SPX board of directors has declared a pro rata dividend of SPX FLOW Common Stock to be made at 11:59 p.m., New York City time, on September 26, 2015 to SPX’s shareholders of record as of 5:00 p.m., New York City time, on September 16, 2015 (the “Record Date”).  Each SPX shareholder of record will receive a distribution of one share of SPX FLOW Common Stock for every share of common stock, par value $0.01 per share, of SPX that it holds on the Record Date.  The distribution is subject to the satisfaction or waiver of certain conditions, including, without limitation, a registration statement on Form 10 for the SPX FLOW Common Stock being declared effective by the U.S. Securities and Exchange Commission.  A copy of the press release is included as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press release issued September 8, 2015 by SPX Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: September 8, 2015	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued September 8, 2015 by SPX Corporation.